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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.   20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2004
                                                   ------------------

                        CREDO Petroleum Corporation
_____________________________________________________________________
           (Exact name of registrant as specified in its charter)

           Colorado                   0-8877          84-0772991
_____________________________________________________________________
 (State or other jurisdiction       Commission       IRS Employer
       of incorporation)            File Number   Identification No.

1801 Broadway, Suite 900        Denver, Colorado      80202
_____________________________________________________________________
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number,
including area code:            (303) 297-2200
_____________________________________________________________________


Item 2.02 Results of Operations and Financial Condition.
          CREDO Petroleum Corporation Press Releases dated
          September 14, 2004, entitled

          "CREDO Reports Record Nine-Month Earnings, Increased
          Production Propels Earnings Growth"

_____________________________________________________________________

                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CREDO PETROLEUM CORPORATION
                              (Registrant)

Date:  September 14, 2004     By: /s/ James P. Garrett, Jr.
                                  -------------------------
                                  James P. Garrett, Jr.
                                  Vice President and Chief
                                    Financial Officer
                                  (Principal Financial and
                                    Accounting Officer)





NEWS RELEASE

FOR IMMEDIATE RELEASE          Contact:  James P. Garrett
                                         Vice President & CFO
                                         www.credopetroleum.com


            CREDO REPORTS RECORD NINE-MONTH EARNINGS
          Increased Production Propels Earnings Growth

DENVER, COLORADO, September 14, 2004 - CREDO Petroleum Corporation (NASDAQ:
CRED) today reported record financial results for the nine months ended July 31, 2004. Net income rose 39% to a record $2,757,000 on revenue of $7,562,000 compared to $1,984,000 on revenue of $5,718,000 last year. On a per diluted share basis, net income was $.45 compared to $.33 last year. Cash flow from operating activities (before changes in operating assets and liabilities) jumped 40% to $4,915,000.

James T. Huffman, President, said, "For the nine months, we established significant new records in most operational and financial categories, highlighted by strong production growth and a 21% annualized return on equity without using leverage."

For the third quarter ended July 31, 2004, net income increased to a record $806,000. Fully diluted per share earnings in both periods were $.13.

Huffman further stated, "Fiscal 2004 drilling resulted in significant third quarter production growth. However, third quarter results were suppressed primarily because $429,000 was left-on-the-table due to hedging transactions."

            PRODUCTION VOLUMES SET ANOTHER NEW RECORD

Nine-month production surged 30% to a record 1.48 Bfge (billion cubic feet of gas-equivalent) compared to 1.14 Bfge last year. Natural gas production rose 29% to a record 1.28 Bcfg and oil production rose 27% to 32,900 barrels. Natural gas accounts for 87% of the company's total production.

Third quarter production rose 19% to 487 MMcfge (million cubic feet of gas-equivalent) compared to 408 MMcfge last year. Natural gas production rose 17% to 417 MMcfg and oil production rose 36% to 11,700 barrels.

              PRODUCT PRICES SHOW CONTINUED STRENGTH

Net wellhead natural gas prices for the nine months rose 25% to $4.96 per Mcf compared to $3.96 last year. Hedging transactions reduced wellhead prices $.38 per Mcf in the nine-month period compared to a reduction of $.39 per Mcf last year. As a result, total natural gas price realizations rose 5% to $4.58 per Mcf compared to $4.35 last year. Wellhead oil prices rose 18% to $32.66 per barrel compared to $27.65 last year.

For the third quarter, net wellhead natural gas prices rose 13% to $5.40 per Mcf compared to $4.77 last year. Hedging transactions reduced wellhead prices $1.03 per Mcf this year and increased them by $.14 per Mcf last year.
 As a result, total natural gas price realizations fell 11% to $4.37 per Mcf compared to $4.91 last year. Wellhead oil prices rose 31% to $34.63 per barrel compared to $26.41 last year.

At third quarter-end, the company had open hedge positions totaling 200 MMcfg covering the months of September and October 2004 at an average NYMEX price of $4.80 per Mcf. Also at third quarter-end, the August hedge was closed and a deferred loss of $112,000 was realized. Subsequent to third quarter end, the September hedge was closed and a deferred loss of $31,000 was realized. The only remaining hedge is for the month of October 2004. Average gas prices in the company's market areas are expected to be 15% to 17% below NYMEX prices due to basis differentials and transportation costs.

                     RECORD CAPITAL SPENDING

Capital spending for the nine months totaled a record $4,129,000 on the company's two core projects--natural gas drilling along the Anadarko Shelf of Oklahoma and application of the company's patented Calliope gas recovery technology. A separate press release has been made today updating those results.

               STRONG FINANCIAL CONDITION PROVIDES
                   SOLID FOUNDATION FOR GROWTH


At July 31, 2004, working capital was $6,942,000. Total assets were $27,945,000 including cash and short-term investments of $7,417,000. Stockholders' equity was $20,200,000. The company's only long-term debt is a $355,000 exclusive license obligation that is payable over seven years.

          *          *          *          *          *

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado. The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions. The company's stock is traded on the NASDAQ System under the symbol "CRED" and is quoted daily in the "NASDAQ Small-Cap Issues" section of The Wall Street Journal.

For 2004, cash flow from operating activities (before changes in operating assets and liabilities) consists of net income of $2,757,000, DD&A of $1,227,000, and deferred income taxes of $931,000. For 2003, such cash flow consists of net income of $1,984,000, DD&A of $930,000, deferred income taxes of $675,000, and net of other credits of $72,000.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.


                          CREDO PETROLEUM CORPORATION
                             FINANCIAL HIGHLIGHTS

                             Nine Months  Nine Months  Quarter     Quarter
                                Ended        Ended      Ended       Ended
                               July 31,     July 31,   July 31,    July 31,
                                 2004        2003        2004        2003
                              ----------  ----------  ----------  ----------

Condensed Operating
  Information (Unaudited)

Revenue:
  Oil and Gas Sales           $6,932,000  $5,014,000  $2,226,000  $1,980,000
  Operating                      444,000     386,000     152,000     135,000
  Investment Income and Other    186,000     318,000      61,000     128,000
                              ----------  ----------  ----------  ----------
                               7,562,000   5,718,000   2,439,000   2,243,000
                              ----------  ----------  ----------  ----------

Expenses:
  Oil and Gas Production       1,464,000   1,159,000     532,000     467,000
  Depreciation, Depletion and
   Amortization                1,227,000     930,000     436,000     325,000
  General and Administrative   1,011,000     939,000     344,000     333,000
  Interest                        30,000      34,000       7,000      11,000
                              ----------  ----------  ----------  ----------
                               3,732,000   3,062,000   1,319,000   1,136,000
                              ----------  ----------  ----------  ----------

Income Before Income Taxes and
  Accounting Change            3,830,000   2,656,000   1,120,000   1,107,000

Income Taxes                  (1,073,000)   (744,000)   (314,000)   (310,000)
                              ----------  ----------  ----------  ----------

Income Before
 Accounting Change             2,757,000   1,912,000     806,000     797,000

Cumulative Effect of Change in
  Accounting Principle              -         72,000        -           -
                              ----------  ----------  ----------  ----------

Net Income                    $2,757,000  $1,984,000  $  806,000  $  797,000
                              ==========  ==========  ==========  ==========

Basic Income Per Share Before
  Accounting Change               $  .46      $  .32      $  .14      $  .13
Cumulative Effect of Change in
  Accounting Principle               -           .01         -           -
                                  ------      ------      ------      ------

Basic Income Per Share            $  .46      $  .33      $  .14      $  .13
                                  ======      ======      ======      ======


Diluted Income Per Share
  Before Accounting Change        $  .45      $  .32      $  .13      $  .13
Cumulative Effect of Change in
  Accounting Principle               -           .01         -           -
                                  ------      ------      ------      ------

Diluted Income Per Share          $  .45      $  .33      $  .13      $  .13
                                  ======      ======      ======      ======


Condensed Balance Sheet Information        July 31, 2004    October 31, 2003
                                          ----------------  ----------------
Cash and Short-Term Investments              $ 7,417,000       $ 6,663,000
Other Current Assets                           2,334,000         1,900,000
Oil and Gas Properties, Net                   16,938,000        14,061,000
Exclusive License Agreement, Net                 425,000           478,000
Other Assets                                     831,000           470,000
                                             -----------       -----------

                                             $27,945,000       $23,572,000
                                             ===========       ===========

Current Liabilities                          $ 2,809,000       $ 1,986,000
Deferred Income Taxes                          4,289,000         3,358,000
Exclusive License Agreement Obligation           355,000           355,000
Asset Retirement Obligation                      292,000           238,000
Stockholders' Equity                          20,200,000        17,635,000
                                             -----------       -----------

                                             $27,945,000       $23,572,000
                                             ===========       ===========